Exhibit 3.2

THIRD AMENDED AND RESTATED

B Y E — L A W S

OF

INVESCO LTD.
(effective as of May 11, 2017)

Exhibit 3.2

i

Exhibit 3.2

ii

Exhibit 3.2

Page

TRANSMISSION OF SHARES

59. Representative of Deceased Shareholder	28
60. Registration on Death or Bankruptcy	28

DIVIDENDS AND OTHER DISTRIBUTIONS

61. Declaration of Dividends by the Board	29
62. Other Distributions	29
63. Reserve Fund	29
64. Deduction of Amounts Due to the Company	29

CAPITALIZATION

65. Issue of Bonus Shares: Capitalization of Profits	29

ACCOUNTS AND FINANCIAL STATEMENTS

66. Records of Account	30
67. Financial Year End	30
68. Financial Statements	30
AUDIT

69. Appointment of Auditor	30
70. Remuneration of Auditor	30
71. Report of the Auditor	30
NOTICES

72. Notices to Shareholders of the Company	30
73. Notices to Joint Shareholders	31
74. Service and Delivery of Notice	31

SEAL OF THE COMPANY

75. The Seal	31
76. Manner in which Seal is to be Affixed	31

WINDING-UP

77. Winding-Up/Distribution by Liquidator	31

ALTERATION OF BYE-LAWS

78. Alteration of Bye-Laws	31

iii

Exhibit 3.2

INTERPRETATION
1. Interpretation

     (1) In these Bye-Laws the following words and expressions shall have the following meanings, respectively:
         (a) “Act” means the Companies Act 1981 of Bermuda as amended from time to time;

         (b) “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For the purposes of this definition, “control”, with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise;

      (c) “Associate” has the meaning set forth in Bye-Law 53(1);

         (d) “Audit Committee” means the committee appointed by the Board in accordance with these Bye-Laws;

         (e) “Auditor” includes any individual, partnership or other entity appointed in accordance with the Act to audit the accounts of the Company;

         (f) “beneficially own” has the meaning set forth in Bye-Law 53(2);

         (g) “beneficially owned” has the meaning set forth in Bye-Law 10(3);

         (h) “Beneficial Owner” has the meaning set forth in Bye-Law 53(2);

        (i) “Board” means the Board of Directors appointed or elected pursuant to these Bye-Laws and acting pursuant to the Act and these Bye-Laws;

         (j) “Business Combination” has the meaning set forth in Bye-Law 53(3);

         (k) “Business Day” means any day other than a Saturday, a Sunday, any day on which commercial banking institutions in Hamilton, Bermuda or Atlanta, Georgia are authorized or obligated by law to close or any day on which the New York Stock Exchange is not open for trading;

         (l) “Cause” means (1) willful misconduct or gross negligence which is materially injurious to the Company, (2) fraud or embezzlement or (3) a conviction of, or a plea of “guilty” or “no contest” to, a felony;
         (m) “Chairperson” means the person designated by the Board as the chairperson of the Board;

         (n) “Common Shares” has the meaning set forth in Bye-Law 43;

        (o) “Company” means the company for which these Bye-Laws are approved and confirmed;

         (p) “Director” means a director of the Company;

         (q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

         (r) “Interested Shareholder” has the meaning set forth in Bye-Law 53(4);

         (s) “legal proceeding” has the meaning set forth in Bye-Law 59;

         (t) “legal representative” has the meaning set forth in Bye-Law 59.

        (u) “Nomination and Corporate Governance Committee” means the committee appointed by the Board in accordance with these Bye-Laws as such;

         (v) “notice” means written notice as further defined in these Bye-Laws unless otherwise specifically stated;

         (w) “Officer” means any person appointed by the Board to hold an office in the Company;

         (x) “Person” means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof;

         (y) “Preferred Shares” has the meaning set forth in Bye-Law 44(3);

         (z) “proceeding” has the meaning set forth in Bye-Law 25(1);

Exhibit 3.2

         (aa) “public announcement” has the meaning set forth in Bye-Law 10(3);

        (bb) “Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-Laws and shall be the same “register of directors and officers” required to be kept by the Company under the Act;

         (cc) “Register of Shareholders” means the Register of Shareholders referred to in these Bye-Laws and shall be the same “register of members” required to be kept by the Company under the Act;

         (dd) “Resident Representative” means any Person appointed to act as resident representative of the Company in accordance with the Act;

         (ee) “Secretary” means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant or acting secretary;

         (ff) “Securities Act” means the U.S. Securities Act of 1933, as amended;

         (gg) “Shareholder” shall have the same meaning as the term “Member” in the Act and means the Person registered in the Register of Shareholders as the holder of shares (sometimes referred to in these Bye-Laws as the direct holder) of the Company or, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Shareholders as one of such joint holders or all of such Persons as the context so requires;

         (hh) “Undesignated Shares” has the meaning set forth in Bye-Law 43;

         (ii) “United States of America” or “U.S.” means the United States of America and dependent territories or any part thereof;
         (jj) “Voting Commitment” has the meaning set forth in Bye-Law 8(4).

     (2) In these Bye-Laws, where not inconsistent with the context:

        (a) words denoting the plural number include the singular number and vice versa;

         (b) words denoting the masculine gender include the feminine and neuter gender;

         (c) the words:
             (i) “may” shall be construed as permissive;

             (ii) “shall” shall be construed as imperative;

         (d) references to particular laws, rules and regulations (including references to particular Sections of, Rules under and filings pursuant to the Exchange Act), shall be deemed to refer to any applicable successor laws, rules, regulations or filings as may be enacted or promulgated from time to time; and

         (e) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-Laws.

     (3) Expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

     (4) Headings used in these Bye-Laws are for convenience only and are not to be used or relied upon in the construction hereof.

BOARD OF DIRECTORS
2. Board of Directors
     The Board shall have the full power and authority provided to it by the Act and these Bye-Laws.

Exhibit 3.2

3. Powers of the Board

     (1) In exercising such power and authority, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-Laws, required to be exercised by the Company in a general meeting subject, nevertheless, to these Bye-Laws and the provisions of any statute.

     (2) No regulation or alteration to these Bye-Laws made by the Company in a general meeting shall invalidate any prior act of the Board that would have been valid if such regulation or alteration had not been made.

     (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

     (4) The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorized by the power of attorney, execute any deed or instrument or other document on behalf of the Company under hand or under its common seal.

4. Power to Delegate to a Committee

     The Board may delegate any of its powers to a committee appointed by the Board (including the power to sub-delegate) and every such committee shall conform to such directions as the Board shall impose on them. Committees may consist of one or more Directors.

     The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-Laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board, and in that connection the Board may authorize a committee to adopt such rules for its meetings.

5. Power to Appoint and Dismiss Employees

     The Board may appoint, suspend or remove any Officer, employee, agent or representative of the Company and may determine their duties.

6. Power to Borrow and Charge Property

     The Board may exercise all of the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

7. Exercise of Power to Purchase Shares of or Discontinue the Company

     (1) The Board may exercise all of the powers of the Company to purchase (sometimes referred to in these Bye-Laws as “repurchase”) all or any part of its own shares pursuant to the Act.

     (2) The Board may exercise all of the powers of the Company to discontinue or redomesticate the Company to a named country or jurisdiction outside Bermuda pursuant to the Act.

8. Board Size; Term of Directors

     (1) Subject to the rights of the holders of any class or series of preference shares, the Board shall consist of such number of Directors (not less than 3) as the Board may determine from time to time by resolution adopted by the affirmative vote of at least a majority of the Board then in office. Any increase in the number of Directors on the Board pursuant to this Bye-Law 8 shall be deemed to be a vacancy and may be filled in accordance with Bye-Law 12 hereof. A decrease in the number of Directors shall not shorten the term of any Director then in office.

     (2) Subject to the rights of the holders of any class or series of preference shares, Directors shall be elected, except in the case of a vacancy (as provided for in Bye-Law 11 or 12, as the case may be), by the Shareholders in

Exhibit 3.2

the manner set forth in these Bye-Laws at an annual general meeting of Shareholders or any special general meeting called for such purpose and shall hold office for the term set forth in paragraph (3) of this Bye-Law 8.

     (3)  Directors shall be elected annually for a one-year term expiring at the next annual general meeting of Shareholders. A Director shall hold office until such Director’s successor shall have been duly elected and qualified or until such Director is removed from office pursuant to Bye-Law 11 or such Director’s office is otherwise earlier vacated.

     (4) No person may be appointed, nominated or elected a Director unless such person, at the time such person is nominated and appointed or elected, would then be able to serve as a Director without conflicting in any material respect with any law or regulation applicable to the Company, as determined in good faith by the Board of Directors. In addition, to be eligible to be a nominee for election or reelection as a Director pursuant to any provision of these Bye-Laws, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Bye-Law 10) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) will abide by the requirements of these Bye-Laws, (ii) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law, (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (iv) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

     (5) Subject to the rights of the holders of any class or series of preference shares, at any meeting for the election of Directors at which a quorum is present, each nominee shall be elected by the vote of the majority of the votes cast with respect to the Director, provided that if the number of nominees exceeds the number of positions available for the election of Directors, the Directors shall be elected by a plurality of the votes cast in person or by proxy at any such meeting. For purposes of this Bye-Law 8(5), a majority of the votes cast means that the number of shares voted “for” a Director must exceed 50% of the votes cast with respect to that Director. Votes cast with respect to the election of a Director shall include only votes cast with respect to stock present in person or represented by proxy at the meeting and entitled to vote and shall exclude abstentions.

     (6) If a nominee for Director who is an incumbent Director is not elected and no successor has been elected at such meeting, the Director will promptly tender his or her resignation to the Board. The Nomination and Corporate Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other actions should be taken. The Board shall act on the tendered resignation, taking into account the Nomination and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the U.S. Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nomination and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The Director who tenders his or her resignation shall not participate in the recommendation of the Nomination and Corporate Governance Committee or the decision of the Board with respect to his or her resignation. If such incumbent Director’s resignation is not accepted by the Board, such Director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board pursuant to these Bye-Laws, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to Bye-Law 12 or may decrease the size of the Board pursuant to this Bye-Law 8.

Exhibit 3.2

9. Defects in Appointment of Directors
     All acts done by any meeting of the Board or by a committee of the Board shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any person as a Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

10. Shareholder Proposals and Nominations; Proxy Access

(1) Annual General Meeting

         (a) At any annual general meeting of Shareholders, nominations of persons for election to the Board of Directors of the Company may be made only (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of a majority of the Board, (iii) by any Shareholder who (A) is a Shareholder of record at the time of giving of notice provided for in these Bye-Laws, (B) is entitled to vote at the meeting and (C) complies with the notice and other procedures set forth in paragraph (1) of this Bye-Law 10 as to such nomination or (iv) by any Eligible Shareholder (as defined in paragraph (3) of this Bye-Law 10) who (A) is entitled to vote at the meeting and (B) complies with the notice and other procedures set forth in paragraph (3) of this Bye-Law 10; the preceding clauses (iii) and (iv) shall be the exclusive means for a Shareholder to make nominations before an annual general meeting of Shareholders. At any annual general meeting of Shareholders, proposals of any other business to be considered by the Shareholders may be made only (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of a majority of the Board or (iii) by any Shareholder who (A) is a Shareholder of record at the time of giving of notice provided for in these Bye-Laws, (B) is entitled to vote at the meeting and (C) complies with the procedures set forth in these Bye-Laws; the preceding clause (iii) shall be the exclusive means for a Shareholder to submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual general meeting of Shareholders. To be properly brought before a meeting of Shareholders, business must be of a proper subject for action by Shareholders under applicable law and must not, if implemented, cause the Company to violate any applicable law or regulation, each as determined in good faith by the Board.

         (b) For nominations or other business to be properly brought before an annual general meeting by a Shareholder pursuant to these Bye-Laws, the Shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for Shareholder action. Notice shall be considered timely only if given to the Secretary of the Company not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual general meeting of Shareholders; provided, however, that if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by the Shareholder of business or the nomination of Directors for election or reelection to be brought before the annual general meeting to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual general meeting and not later than the close of business on the later of the 90th day prior to such annual general meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding the foregoing, in the event that the number of Directors to be elected to the Board at the applicable annual general meeting is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual general meeting, a Shareholder’s notice required by this Bye-Law 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

         (c) Any Shareholder who gives notice of any such proposal shall deliver therewith, in writing: the text of the proposal to be presented and a brief statement of the reasons why such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made favors the proposal; the name and address, as they appear on the Company’s books, of any such Shareholder and the name and address of any such beneficial owner; the number and class of all shares of each class of stock of the Company beneficially owned by such Shareholder and any such beneficial owner and evidence thereof reasonably satisfactory to the Secretary of the Company; a description of any material interest in the proposal of such Shareholder and any such beneficial owner (other than any interest as a Shareholder) and of all arrangements or understandings between such Shareholder and any such beneficial owner and any other Person or Persons in connection with the proposal of such business; and a representation that such

Exhibit 3.2

Shareholder intends to appear in person or by proxy at the annual general meeting to bring such business before the meeting.

         (d) Any Shareholder desiring to nominate any person for election as a Director, whether pursuant to paragraph (1), (2) or (3) of this Bye-Law 10, shall deliver with such notice a statement in writing setting forth: the name of the person to be nominated; the number and class of all shares of each class of stock of the Company beneficially owned by such person; the information regarding such person required by paragraphs (d), (e) and (f) of Item 401 of Regulation S-K adopted by the U.S. Securities and Exchange Commission; all other information relating to such person that is required to be disclosed in solicitations of proxies for Directors pursuant to Regulation 14A under the Exchange Act (including such person’s signed consent to serve as a Director if elected); a certification by each Shareholder nominee that such nominee is as of the time of nomination and will be as of the time of the applicable meeting eligible to serves as a Director in accordance with this Bye-Law 10 and (in both such person’s individual capacity and on behalf of any Person for whom such person may be a representative), has complied with Bye-Law 8 and has complied and will comply with all applicable corporate governance, conflicts, confidentiality and stock ownership and trading policies of the Company; the name and address, as they appear on the Company’s books, of such Shareholder and the name and address of any such beneficial owner, if any, on whose behalf the nomination is made; the number and class of all shares of each class of stock of the Company beneficially owned by such Shareholder or any such beneficial owner; and a description of all arrangements or understandings between such Shareholder or any such beneficial owner and each nominee and any other Person or Persons (including their names) pursuant to which the nomination or nominations are to be made. The Company may require any proposed nominee, whether pursuant to paragraph (1), (2) or (3) of this Bye-Law 10, to furnish such other information as may be reasonably required by the Company to determine the qualifications of such proposed nominee to serve as a Director or to determine whether any of the matters contemplated by clause (I) of paragraph (3) of this Bylaw 10 apply to such proposed nominee.

(2) Special General Meeting

         (a) The Chairperson, the Chief Executive Officer or the Board acting by vote of a majority of the Board may convene a special general meeting of the Company whenever in its judgment such a meeting is necessary or desirable. Subject to the next sentence and subject to the rights of the holders of any class or series of preference shares, special general meetings of the Company may only be called as provided in the preceding sentence. In addition, the Board shall, (i) on the requisition of the holders of any class or series of preference shares as may have express rights to requisition special general meetings, and (ii) on the requisition of Shareholders holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right to vote in general meetings of the Company, forthwith proceed to convene a special general meeting of the Company (or the applicable class(es) of shares) and the provisions of Section 74 of the Act shall apply. Special general meetings may be held at such place as may from time to time be designated by the Board and stated in the notice of the meeting. In any special general meeting of the Company only such business shall be conducted as is set forth in the notice thereof.

         (b) Nominations of persons for election to the Board may be made at a special general meeting at which Directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that Directors shall be elected at such meeting, by any Shareholder who is a Shareholder of record at the time of giving of notice provided for in this Bye-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in these Bye-Laws; the preceding clause (ii) shall be the exclusive means for a Shareholders to make nominations before any special general meeting of Shareholders. In the event the Company calls a special general meeting for the purpose of electing one or more Directors to the Board, any such Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the Shareholder’s notice containing the information specified in Bye-Laws 10(1)(d) and 8(4) shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special general meeting and not later than the close of business on the later of the 90th day prior to such special general meeting and the 10th day following the day on which public announcement of the date of such meeting is first made and of the nominees proposed by the Board to be elected at such meeting.

(3) Inclusion of Shareholder Director Nominations in the Company’s Proxy Materials

Exhibit 3.2

Subject to the terms and conditions set forth in these Bye-Laws, the Company shall include in its proxy materials for an annual general meeting of Shareholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by a Shareholder or group of Shareholders that satisfy the requirements of this Bye-Law 10(3) and that expressly elects at the time of providing the written notice required by this Bye-Law 10(3) (a “Proxy Access Notice”) to have its nominee included in the Company’s proxy material pursuant to this Bye-Law 10(3). For the purposes of this Bye-Law 10(3):

(1) “Voting Stock” shall mean outstanding shares of capital stock of the Company entitled to vote generally for the election of Directors;

(2) “Constituent Holder” shall mean any Shareholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (D) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as an Eligible Shareholder (as defined in paragraph (D) below);

(3) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(4) a Shareholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the Shareholder (or such Constituent Holder) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and, to the extent any of the following arrangements have been entered into by affiliates of the Shareholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such Shareholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such Shareholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such Shareholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or effecting such Shareholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, presently or in the future, the full voting and investment rights pertaining to such shares, and/or (ii) hedging, offsetting or altering to any degree the full economic interest in (including the opportunity for profit and risk of loss on) such shares. A Shareholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the Shareholder (or such Constituent Holder) retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A Shareholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which such person has (i) loaned such shares, provided that such Shareholder has the power to recall such loaned shares on not more than five (5) business days’ notice and includes in its Proxy Access Notice an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the Company’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by the Shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(A)    For purposes of this Bye-Law 10(3), the “Required Information” that the Company will include in its proxy statement is (1) the information concerning the Shareholder Nominee and the Eligible Shareholder that the Company determines is required to be disclosed in the Company’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Shareholder so elects, a Statement (as defined in paragraph (F) below). The Company shall also include the name of the Shareholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bye-Laws notwithstanding, the Company may in

Exhibit 3.2

its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee.

(B)    To be timely, a Shareholder’s Proxy Access Notice, together with all related materials provided for herein, must be delivered to the principal executive offices of the Company within the time periods applicable to Shareholder notices of nominations pursuant to paragraph (1)(b) of Bye-Law 10. In no event shall any adjournment or postponement of an annual general meeting, the date of which has been announced by the Company, commence a new time period for the giving of a Proxy Access Notice.

(C)    The number of Shareholder Nominees (which shall include Shareholder Nominees that were submitted by all Eligible Shareholders for inclusion in the Company’s proxy materials pursuant to this Bye-Law 10(3) but either (x) are subsequently withdrawn (or withdraw) or (y) the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Company’s proxy materials with respect to an annual general meeting of Shareholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Bye-Law 10(3) (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(1)     the number of directors in office that will be included in the Company’s proxy materials with respect to such annual general meeting for whom access to the Company’s proxy materials was previously provided pursuant to this Bye-Law 10(3), other than any such director who at the time of such annual general meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) successive annual terms; and

(2)    the number of directors in office or director candidates that in either case will be included in the Company’s proxy materials with respect to such annual general meeting as an unopposed (by the Company) nominee pursuant to an agreement, arrangement or other understanding with a Shareholder or group of Shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such Shareholder or group of Shareholders, directly from the Company), other than any such director referred to in this clause (2) who at the time of such annual general meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) successive annual terms;
provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual general meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Company’s proxy statement pursuant to this paragraph (C) of this Bye-Law 10(3) shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Company’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Shareholder Nominees pursuant to this paragraph (C) of this Bye-Law 10(3) for an annual general meeting of Shareholders exceeds the Permitted Number, then the highest ranking qualifying Shareholder Nominee from each Eligible Shareholder will be selected by the Company for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Shareholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
Notwithstanding anything to the contrary contained in this Bye-Law 10(3), the Company shall not be required to include any Shareholder Nominees in its proxy materials pursuant to this Bye-Law 10(3) for any meeting of Shareholders for which the Secretary of the Company receives notice (whether or not subsequently withdrawn) that a Shareholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for Shareholder nominees set forth in Bye-Law 10(1).
(D)    An “Eligible Shareholder” is one or more Shareholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned, in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Company

Exhibit 3.2

pursuant to this Bye-Law 10(3), and as of the record date for determining Shareholders eligible to vote at the annual general meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Company and the date of the applicable annual general meeting, provided that the aggregate number of Shareholders (and, if and to the extent that a Shareholder is acting on behalf of one or more beneficial owners, of such beneficial owners) whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20).

Two or more collective investment funds that are (I) part of the same family of funds or sponsored by the same adviser or (II) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (a “Qualifying Fund”) shall be treated as one Shareholder for the purpose of determining the aggregate number of Shareholders in this paragraph (D). For the avoidance of doubt, each fund included within a Qualifying Fund must meet the requirements set forth in this Bye-Law 10(3), including by providing the required information and materials.

No share may be attributed to more than one group constituting an Eligible Shareholder under this Bye-Law 10(3). For the avoidance of doubt, no Shareholder may be a member of more than one group constituting an Eligible Shareholder.

A record holder acting on behalf of one or more beneficial owners will not be counted separately as a Shareholder with respect to the shares owned by such beneficial owner(s). Each such beneficial owner will be counted separately as a Shareholder with respect to the shares owned by such beneficial owner, subject to the other provisions of this paragraph (D).

For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such only if the beneficial owner of such shares as of the date of the Proxy Access Notice has individually beneficially owned such shares continuously for the three-year (3 year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(E)    On the date on which an Eligible Shareholder delivers a nomination pursuant to this Bye-Law 10(3), such Eligible Shareholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Company with respect to such Eligible Shareholder (and each Constituent Holder):
(1)    the name and address of, and number of shares of Voting Stock owned by, such person;
(2)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3 year) holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Company, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:
(a)    within ten (10) days after the record date for the annual general meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested by the Company to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b)    immediate notice to the Company if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual general meeting of Shareholders;

(3)    the information that would be required to be submitted pursuant to paragraph (1)(d) of Bye-Law 10 for Director nominations;

Exhibit 3.2

(4)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Shareholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Shareholder’s Shareholder Nominees, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the U.S. Securities and Exchange Commission if the Eligible Shareholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Shareholder Nominee or any affiliate or associate thereof or person acting in concert therewith were a director or executive officer of such registrant;

(5)    a representation that the Eligible Shareholder (and each Constituent Holder):

(a)    acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and does not presently have any such intent;

(b)     has not nominated and will not nominate for election to the Board of Directors at the annual general meeting any person other than the Shareholder Nominees being nominated pursuant to this Bye-Law 10(3);

(c)    has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual general meeting other than its Shareholder Nominees or a nominee of the Board of Directors;

(d)    will not distribute to any Shareholder any form of proxy for the annual general meeting other than the form distributed by the Company; and

(e)    will provide facts, statements and other information in all communications with the Company and its Shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Bye-Law 10(3) (and the other provisions of this Bye-Law 10 to the extent related to this Bye-Law 10(3));

(6)    in the case of a nomination by a group of Shareholders that together is such an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating Shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and
(7)    an undertaking that the Eligible Shareholder (and each Constituent Holder) agrees to:

(a)    assume all liability stemming from, and indemnify and hold harmless the Company and each of its directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the communications of the Eligible Shareholder (and any Constituent Holder) with the Shareholders of the Company or out of the information that the Eligible Shareholder (and any Constituent Holder) provided to the Company in connection with the nomination of the Shareholder Nominee(s) or efforts to elect the Shareholder Nominee(s); and

Exhibit 3.2

(b)    file with the Securities and Exchange Commission any solicitation by the Eligible Shareholder of Shareholders of the Company relating to the annual general meeting at which the Shareholder Nominee will be nominated.

In addition, on the date on which an Eligible Shareholder delivers a nomination pursuant to this Bye-Law 10(3), any Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Shareholder must provide to the Secretary of the Company documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof.

In order to be considered timely, all information required by this paragraph (E) to be provided to the Company must be supplemented, by delivery to the Secretary of the Company, to disclose such information (1) as of the record date for the applicable annual general meeting and (2) as of the date that is no earlier than ten (10) days prior to such annual general meeting. Any supplemental information delivered pursuant to clause (1) of the preceding sentence must be delivered to the Secretary of the Company no later than ten (10) days following the record date for the applicable annual general meeting, and any supplemental information delivered pursuant to clause (2) of the preceding sentence must be delivered to the Secretary of the Company no later than the fifth day before the applicable annual general meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Shareholder (or any Constituent Holder) or other person to change or add any proposed Shareholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bye-Laws) available to the Company relating to any defect.

(F)    The Eligible Shareholder may provide to the Secretary of the Company, at the time the information required by this Bye-Law 10(3) is originally provided, a written statement for inclusion in the Company’s proxy statement for the annual general meeting, not to exceed five hundred (500) words, in support of the candidacy of each such Eligible Shareholder’s Shareholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Bye-Law 10(3), the Company may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.
(G)    On the date on which an Eligible Shareholder delivers a nomination pursuant to this Bye-Law 10(3), each Shareholder Nominee must:
(1)    provide to the Company an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Company reasonably promptly upon written request of a Shareholder), that such Shareholder Nominee consents to being named in the Company’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the applicable annual general meeting of the Company) as a nominee and to serving as a director of the Company if elected;
(2)    provide the information with respect to a Shareholder Nominee that would be required to be submitted pursuant to paragraph (1)(d) of Bye-Law 10 for Director nominations;
(3)    complete, sign and submit all questionnaires, representations and agreements required by these Bye-Laws or of the Company’s directors generally, including the questionnaire, representation and agreement required by paragraph (4) of Bye-Law 8; and

(4)    provide such additional information as necessary to permit the Board of Directors to determine if such Shareholder Nominee:

(a)    is independent under the listing standards of each principal U.S. exchange upon which the Common Shares of the Company is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors;

Exhibit 3.2

(b)    has any direct or indirect relationship with the Company;

(c)    would, by serving on the Board of Directors, violate or cause the Company to be in violation of these Bye-Laws, the rules and listing standards of the principal U.S. exchange upon which the Common Shares of the Company is listed or any applicable law, rule or regulation; and

(d)    is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.
In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder) or the Shareholder Nominee to the Company or its Shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder (or any Constituent Holder) or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bye-Laws) available to the Company relating to any such defect.
(H)    Any Shareholder Nominee who is included in the Company’s proxy materials for a particular annual general meeting of Shareholders but either (1) withdraws from or becomes ineligible or unavailable for election at that annual general meeting (other than by reason of such Shareholder Nominee’s disability or other health reason), or (2) does not receive at least twenty-five (25)% of the votes cast in favor of his or her election, will be ineligible to be a Shareholder Nominee pursuant to this Bye-Law 10(3) for (x) such particular annual general meeting and (y) the next two annual general meetings.
(I)    The Company shall not be required to include, pursuant to this Bye-Law 10(3), a Shareholder Nominee in its proxy materials for any annual general meeting of Shareholders, or, if the proxy statement already has been filed, to permit a vote with respect to the election of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Company:
(1)    who is not independent under the listing standards of the principal U.S. exchange upon which the Common Shares of the Company is listed, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Company’s Directors, who does not meet the audit committee independence requirements under the rules of any stock exchange on which the Company’s Common Shares are traded and applicable securities laws, who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision), in each of the foregoing cases as determined by the Board of Directors in its sole discretion;
(2)    whose service as a member of the Board of Directors would violate or cause the Company to be in violation of these Bye-Laws, the rules and listing standards of the principal U.S. exchange upon which the Common Shares of the Company is traded, or any applicable law, rule or regulation;
(3)    who is or has been, within the past three years, an employee, officer or director of, or otherwise affiliated with, a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;
(4)    who is or has been a named subject of a pending criminal proceeding (excluding non-criminal traffic violations) or has been convicted in such a criminal proceeding within the past ten years, or who is or has been a named subject of any legal, regulatory or self-regulatory proceeding, action or settlement as a result of which the service of such Shareholder Nominee on the Board of Directors would result in any restrictions on the ability of any of the Company or its affiliates to conduct business in any jurisdiction;

Exhibit 3.2

(5)    who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;
(6)    who shall have provided information to the Company in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each of the foregoing cases as determined by the Board of Directors in its sole discretion;
(7)    who otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Bye-Law 10(3) or any agreement, representation or undertaking required by these Bye-Laws; or
(8)    was proposed by an Eligible Shareholder who ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual general meeting.
In addition, if any Constituent Holder (i) shall have provided information to the Company in respect of a nomination under this Bye-Law 10(3) that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each of the foregoing cases as determined by the Board of Directors in its sole discretion or (ii) otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Bye-Law 10(3) or any agreement, representation or undertaking required by these Bye-Laws, the Voting Stock owned by such Constituent Holder shall be excluded from the Proxy Access Request Required Shares and, if as a result the Eligible Shareholder no longer meets the requirements as such, all of the applicable Eligible Shareholder’s Shareholder Nominees shall be excluded from the Company’s proxy statement for the applicable annual general meeting of Shareholders, if such proxy statement has not been filed, and, in any case, all of such Shareholder’s Shareholder Nominees shall be ineligible to be nominated at such annual general meeting.
Notwithstanding anything contained herein to the contrary, no Shareholder Nominee shall be eligible to serve as a Shareholder Nominee in any of the next two (2) successive annual general meetings following an act or omission specified in clause (6) or (7) of this paragraph (I) by such person, in each case as determined by the Board of Directors or any committee thereof in its sole discretion. In addition, no Person who has submitted materials as a purported Eligible Shareholder (or Constituent Holder) under this Bye-Law 10(3), or any of its affiliates or associates, shall be eligible to be an Eligible Shareholder (or Constituent Holder) in any of the next two (2) successive annual general meetings following a nomination proposed under this Bye-Law 10(3) if, in connection therewith, such purported Eligible Shareholder (or such Constituent Holder) shall have provided information to the Company in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, or shall have otherwise materially breached or failed to comply with its obligations pursuant to this Bye-Law 10(3) or any agreement, representation or undertaking required by these Bye-Laws, in each case as determined by the Board of Directors or any committee thereof in its sole discretion.

(4) General. As used in this Bye-Law 10, shares “beneficially owned” shall mean all shares as to which such Person, together with such Person’s affiliates and associates (as defined in Rule 12b-2 under the Exchange Act), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, as well as all shares as to which such Person, together with such Person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been so given. For purposes of this by-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange

Exhibit 3.2

Act. In no event shall the public announcement of an adjournment or postponement of an annual meeting or a special meeting commence a new time period for the giving of a Shareholder’s notice as described above.

(5) The chairperson of the annual general meeting of Shareholders or special general meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure and any such proposal or nomination not properly brought before the meeting shall not be considered.

11. Removal of Directors

     (1) Subject to the rights of the holders of any class or series of preference shares, the Shareholders may, at any annual general or special general meeting convened and held in accordance with these Bye-Laws, remove a Director before the stated expiry of his term only for Cause by the affirmative vote of at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company entitled to vote on the election of Directors.

     (2) Subject to the rights of the holders of any class or series of preference shares, a vacancy on the Board created by the removal of a Director under the provisions of paragraph (1) of this Bye-Law 11 may be filled by the Shareholders at the meeting at which such Director is removed, acting by the affirmative vote of Shareholders holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company entitled to vote on the election of Directors, and, in the absence of such election or appointment, the Board may fill the vacancy. A Director so elected or appointed shall hold office until the next annual general meeting of Shareholders.

     (3) Subject to the rights of the holders of any class or series of preference shares, the Board may, at any meeting of the Board convened and held in accordance with these Bye-Laws, remove a Director before the stated expiry of his term only for Cause by a resolution of the Board carried by the affirmative vote of at least a two-thirds majority of the Board then in office.

12. Vacancies on the Board

     (1) Subject to the rights of the holders of any class or series of preference shares, the Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of any of the events listed in paragraph (3) of this Bye-Law 12 or from an increase in the size of the Board pursuant to Bye-Law 8. The Board shall also have the power from time to time to fill any vacancy left unfilled at a general meeting. A Director appointed by the Board to fill a vacancy shall hold office until the next annual general meeting of Shareholders.

     (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-Laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act, notwithstanding the absence of a quorum, for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

     (3) The office of a Director shall be vacated if the Director:
         (a) is removed from office pursuant to these Bye-Laws or is prohibited from being a Director by law;

         (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

         (c) is or becomes disqualified, disabled, of unsound mind, or dies; or
         (d) resigns his or her office by notice in writing to the Company.

     (4) Notwithstanding anything contained herein to the contrary, the provisions of Bye-Law 11, this Bye-Law 12 and all other provisions contained in these Bye-Laws related to the filling of vacancies on the Board shall be subject to any contractual or other legally binding obligation hereafter created by the Company and approved by the Board to provide any third party with the ability to nominate persons for election as Directors.

13. Notice of Meetings of the Board

     (1) The Chairperson may, and the Chairperson on the requisition of the Chief Executive Officer or a majority of the Directors then in office shall, at any time, upon two days’ notice (or such shorter notice as may be reasonable under the circumstances), summon a meeting of the Board.

Exhibit 3.2

     (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is sent to such Director by mail, courier service, facsimile, email or other mode of representing words in a legible form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

14. Quorum at Meetings of the Board

     The quorum necessary for the transaction of business at a meeting of the Board shall be as fixed by the Board from time to time and, unless so fixed at any other level, shall be at least one-half of the total number of the Directors then in office, present in person or represented by a duly authorized representative appointed in accordance with the Act. The Directors present at a duly called meeting at which a quorum is present may continue to transact business until adjournment or termination, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

15. Meetings of the Board

     (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

     (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     (3) Unless otherwise provided in these Bye-Laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the Directors present.

16. Unanimous Written Resolutions

     A resolution in writing signed by all of the Directors then in office, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

17. Contracts and Disclosure of Directors’ Interests

     (1) Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorize a Director or Director’s firm, partner or company to act as Auditor to the Company.

     (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company or any of its subsidiaries shall declare the nature of such interest to the Board or any duly appointed committee thereof, whether or not such declaration is required by law.

     (3) Following a declaration being made pursuant to this Bye-Law 17, and unless disqualified by the chairperson of the relevant Board meeting or recused, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

18. Remuneration of Directors

     The remuneration and benefits (if any) of the Directors shall be determined by the Board or any duly appointed committee thereof in accordance with applicable law and securities exchange rules. The Directors may also be paid or reimbursed for all travel, hotel and other expenses incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general or special meetings of the Company or in connection with the business of the Company or their duties as Directors generally.

OFFICERS
19. Officers of the Company

     The Officers of the Company, who may or may not be Directors, may be appointed at any time by the Board or by such other persons as may be designated by the Board. Any person appointed pursuant to this Bye-Law 19 shall

Exhibit 3.2

hold office for such period and upon such terms as the Board or, in the case of Officers other than the Chief Executive Officer, as the Chief Executive Officer may determine and the Board (or the Chief Executive Officer unless otherwise directed by the Board) may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.

20. Remuneration of Officers

     The Officers shall receive such remuneration and benefits as the Board or any duly appointed committee thereof (or, in the case of Officers who are not “executive officers” as defined under applicable Rules promulgated under the Exchange Act, as management acting under authority duly delegated by the Board) may from time to time determine in accordance with applicable law and securities exchange rules.

21. Duties of Officers

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them from time to time by the Board or, in the case of Officers other than the Chief Executive Officer, by the Chief Executive Officer (or by any other Officer or employee of the Company acting, directly or indirectly, under his direction).

22. Chairperson and Secretary of Meetings

     (1) The Chairperson shall act as chairperson at all meetings of the Shareholders and of the Board at which he or she is present. In the Chairperson’s absence, the Chief Executive Officer or any other Director or Officer designated in writing by the Chairperson, the Chief Executive Officer or a majority of the Board shall act as chairperson of the applicable meeting.

     (2) The Secretary shall act as secretary at all meetings of the Shareholders and of the Board and any committee thereof at which he or she is present. In the Secretary’s absence, a secretary shall be appointed by the chairperson of such meeting.

23. Register of Directors and Officers

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

24. Obligations of Board to Keep Minutes

     (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

         (a) of all elections and appointments of Officers;

         (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

         (c) of all resolutions and proceedings of general meetings of the Shareholders, meetings of the Board and meetings of committees appointed by the Board.

     (2) Minutes prepared in accordance with the Act and these Bye-Laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

25. Indemnification and Exculpation of Directors of the Company and Others

     (1) The Company shall indemnify in accordance with and to the full extent now or (if greater) hereafter permitted by Bermuda law, each person who was or is a party or is threatened to be made a party to any threatened, pending or

Exhibit 3.2

completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company) (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a Director or Officer (or is or was a director or officer of any subsidiary or any predecessor of the Company or any subsidiary) or is or was serving at the request of the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (or any predecessor of any of such entities), including without limitation any service with respect to employee benefit plans maintained or sponsored by the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against any liability or expense actually and reasonably incurred by such person in respect thereof. For the avoidance of doubt, the indemnity provided in this Bye-Law 25 shall extend, without limitation, to any matter in which an indemnified party may be guilty of negligence, default, breach of duty or breach of trust in relation to the Company or any of its subsidiaries, but shall not extend to any matter as to which such indemnified party admits that he is guilty, or is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, guilty, of any fraud or dishonesty in relation to the Company or any such subsidiary. In connection with the foregoing, the Company shall advance the expenses of Directors and Officers in defending any such act, suit or proceeding; provided that such advancement shall be subject to reimbursement to the extent such person shall be found not to be entitled to such advancement of expenses under Bermuda law. In addition to the foregoing, the Company shall have the power, to the extent and in the manner permitted by Bermuda law, to indemnify each of its other employees and agents against any liability or expense (including advancement of expenses) incurred in connection with any proceeding arising by reason of the fact that such person is or was an employee or agent of the Company (or is or was an employee or agent of any subsidiary or any predecessor of the Company or any subsidiary) or is or was serving at the request of the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (or any predecessor of any of such entities), including without limitation any service with respect to employee benefit plans maintained or sponsored by the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary).

     (2) The Board may authorize the Company to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, Officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary), against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Bye-Law 25.

     (3) Directors, Officers and employees of the Company shall have no personal liability to the Company or its Shareholders for any action or failure to act to the fullest extent now or (if greater) hereafter permitted by Bermuda law.

     (4) The indemnification, expense reimbursement, exculpation and other provisions provided by this Bye-Law 25 shall not be deemed exclusive of any other rights to which the persons identified in this Bye-Law 25 may be entitled under any bye-law, agreement, vote of Shareholders or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; and shall be deemed to be a contractual right of such benefited Persons.

26. Waiver of Certain Claims

     (1) Each present and future Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director, Officer or employee on account of any action taken by such Director, Officer or employee, or the failure of such Director, Officer or employee to take any action, in the performance of his duties with or for the Company (including, for the avoidance of doubt, with respect to the approval or disapproval of any transaction between the Company and one or more of its Affiliates or the pursuit of corporate opportunities), in each case to the fullest extent now or (if greater) hereafter permitted by Bermuda law.

Exhibit 3.2

     (2) The provisions of this Bye-Law 26 shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a Director, Officer or employee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a Director, Officer or employee.

MEETINGS

27. Notice of Annual General Meeting of Shareholders

     The annual general meeting of Shareholders shall be held in each year other than the year of incorporation at such time and place as the Chairperson or the Chief Executive Officer may determine. At least 20 days’ notice of such meeting shall be given to each Shareholder, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat and such additional information as may be required by the Act.

28. Notice of Special General Meeting

     Special general meetings may be called as specified in Bye-Law 10 upon not less than twenty days’ notice (or as otherwise prescribed by the Act), which notice shall state the date, time, place and such additional information as may be required by the Act or Bye-Law 10.

29. Accidental Omission of Notice of General Meeting

     The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

30. Short Notice

     Subject to any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), a general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-Laws, be deemed to have been properly called if it is so agreed by (i) all of the Shareholders entitled to attend and vote thereat, in the case of an annual general meeting of Shareholders or (ii) by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat, in the case of a special general meeting.

31. Postponement of Meetings

     The Chairperson or the Chief Executive Officer may, and the Secretary on instruction from the Chairperson or the Chief Executive Officer shall, postpone any general meeting called in accordance with the provisions of these Bye-Laws, provided that notice of postponement is given to each Shareholder before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Shareholder in accordance with the provisions of these Bye-Laws.

32. Quorum for General Meeting

     At the commencement of any general meeting of the Company, two or more Persons present in person and representing in person or by proxy more than fifty percent (50%) of the issued and outstanding shares entitled to vote at the meeting shall form a quorum for the transaction of business, provided that, if the Company shall at any time have only one Shareholder, such one Shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If the holders of the number of shares necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with these Bye-Laws for any annual or special general meeting, the chairperson or a majority in interest of the Shareholders present, in person or by proxy, may adjourn from time to time without notice other than announcement at the meeting until the holders of the amount of shares requisite to constitute a quorum shall attend; provided that in the case of any such meeting convened pursuant to requisition of Shareholders, the meeting shall be cancelled. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly called meeting

Exhibit 3.2

at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

33. Adjournment of Meetings

     (1) The chairperson of a general meeting may, with the consent of the majority of the Shareholders present at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. In addition, the chairperson may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

         (a) it is likely to be impracticable to hold or continue that meeting because of the number of Shareholders wishing to attend who are not present;

         (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

         (c) an adjournment is otherwise in the best interests of the Company or is necessary so that the business of the meeting may be properly conducted.

     (2) Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with the provisions of these Bye-Laws.

34. Attendance at Meetings

     (1) If a majority of the Board shall so determine, Shareholders may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     (2) The Board may, and at any general meeting the chairperson of such meeting may, make any arrangement and impose any requirement or restriction as may be considered appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board is, and at any general meeting the chairperson of such meeting is, entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

35. Written Resolutions

     (1) Subject to paragraph (4) of this Bye-Law 35, anything that may be done by resolution of the Company in a general meeting or by resolution of a meeting of any class of the Shareholders of the Company may, without a meeting and without any previous notice being required, be done by resolution in writing signed by all of the Shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution, in as many counterparts as may be necessary.

     (2) A resolution in writing made in accordance with this Bye-Law 35 is as valid as if it had been passed by the Company in a general meeting or by a meeting of the relevant class of Shareholders, as the case may be, and any reference in any Bye-Law to a meeting at which a resolution is passed or to Shareholders voting in favor of a resolution shall be construed accordingly.

     (3) A resolution in writing made in accordance with this Bye-Law 35 shall constitute minutes for the purposes of the Act.

36. Attendance of Directors

     The Directors of the Company shall be entitled to receive notice of and to attend any general meeting.

37. Voting at Meetings

     Subject to the provisions of the Act and except as otherwise provided under these Bye-Laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes

Exhibit 3.2

of a majority of the votes cast in accordance with the provisions of these Bye-Laws and, in the case of an equality of votes, the resolution shall fail.

38. Voting by Hand or by Poll

     (1) At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records, unless (before or on the declaration of the result of the show of hands or count of votes received as electronic records or on the withdrawal of any other demand for a poll) a poll is demanded by:

         (a) the chairman of the meeting or a majority of the Board; or

         (b) at least three (3) Shareholders present in person or represented by proxy; or

         (c) any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

         (d) any Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such shares conferring such right.

     (2) The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands or count of votes received as electronic records declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other Shareholder entitled may demand a poll.

     (3) Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

     (4) If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

     (5) A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken in such manner consistent with the Act as the chairman shall direct.

     (6) The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

     (7) On a poll, votes may be cast either personally or by proxy.

     (8) A Person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

     (9) Where a vote is taken by poll, each Person present and entitled to vote shall be furnished with a ballot paper on which such Person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy.

     (10) At the conclusion of any poll, the ballot papers shall be examined and counted by a committee of one or more inspectors appointed by the Board or the Chief Executive Officer of the Company prior to the general meeting to act at such meeting as provided hereunder and to make a written report thereof. If no inspector (or any alternate previously designated by the Board or the Chief Executive Officer) is able to act at the meeting, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. In connection with the applicable poll, the inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their

Exhibit 3.2

determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls during the meeting for each matter upon which the Shareholders will vote by poll at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of (i) the proxies, any envelopes submitted therewith, any information provided by a Shareholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the Shareholder and (ii) the ballots and (iii) the regular books and records of the Company.

     In addition, the inspectors may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar Persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the Shareholder holds of record. If the inspectors consider such other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the Person or Persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

39. Decision of Chairperson

     (1) At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairperson of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

     (2) At any general meeting a declaration by the chairperson of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall be conclusive evidence of that fact.

40. Instrument of Proxy

     (1) Every Shareholder entitled to vote has the right to do so either in person or by one or more persons authorized by a proxy executed and delivered in accordance with these Bye-Laws.

     (2) A person so authorized as a proxy shall be entitled to exercise the same power on behalf of the grantor of the proxy as the grantor could exercise at a general meeting of the Company.

     (3) No proxy shall be valid after eleven months from its date, unless the proxy provides for a longer period. A proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest sufficient in law to support an irrevocable power.

     (4) Subject to paragraph (3) of this Bye-Law 40, the instrument appointing a proxy, together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the registered office of the Company (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote and, if not so delivered, the instrument of proxy shall not be treated as valid.

     (5) Instruments of proxy shall be in such form as the Board may approve (including, without limitation, written or electronic form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

     (6) A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or unsoundness of mind of the principal subsequent to giving the proxy but before the vote or revocation of the instrument of proxy or of the authority under which it was executed.

     (7) The decision of the chairperson of any general meeting as to the validity of any appointment of a proxy shall be final.

Exhibit 3.2

41. Representation of Corporations at Meetings

     A corporation or other Person that is not an individual that is a Shareholder may, by written instrument, authorize any person as it thinks fit to act as its representative at any meeting of the Shareholders or for all meetings of the Shareholders or for all meetings of the Shareholders for a certain or determinable period or until revocation and such person so authorized shall be entitled to exercise the same powers on behalf of such corporation or other such Person as such corporation or other such Person could exercise if it were an individual Shareholder and such corporation or other such Person shall be deemed to be present in person as a Shareholder at any such meeting attended by its authorized representative or representatives. Notwithstanding the foregoing, the chairperson of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation or other such Person that is a Shareholder.

VOTES OF SHAREHOLDERS

42. General

     Subject to the rights of the holders of any class or series of preference shares, at any general meeting of the Company, each Shareholder present in person shall be entitled to one vote on any question to be decided on a show of hands and each Shareholder present in person or by proxy shall be entitled on a poll to one vote for each share held by him in his name in the Register of Shareholders.

SHARE CAPITAL AND SHARES

43. Share Capital

     The authorised share capital of the Company is 1,070,000,000 divided into 1,050,000,000 common shares of par value $0.20 each (“Common Shares”) and 20,000,000 undesignated shares of par value $0.20 each, which may be issued, without any prior Shareholder approval, as Common Shares or Preference Shares (“Undesignated Shares”).

44. Rights of Shares

(1) Common Shares

     The Common Shares shall, subject to the other provisions of these Bye-Laws, entitle the holders thereof to the following rights:

         (a) as regards dividend: after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any preference shares in the Company then outstanding, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holders of the Common Shares in respect of their holding of such shares pari passu and pro rata to the number of Common Shares held by each of them;

         (b) as regards capital: on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Common Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of holders of any preferred shares in the Company then in issue having preferred rights on the return of capital) in respect of their holdings of Common Shares pari passu and pro rata to the number of Common Shares held by each of them;

        (c) as regards voting in general meetings: the holders of the Common Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Common Shares present in person or by proxy shall on a poll have one vote for each Common Share held by him.

(2) Undesignated Shares

The rights attaching to the Undesignated Shares, subject to these Bye-Laws, shall be as follows:

         (a) each Undesignated Share shall have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into Common Shares or voting or otherwise, as the Board may determine on or before its allotment;

Exhibit 3.2

         (b) the Board may allot the Undesignated Shares in more than one series and, if it does so, may name and designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series, which may differ in all or any respects from any other series of Undesignated Shares;

         (c) the particular rights and restrictions attached to any Undesignated Shares shall be recorded in a resolution of the Board. The Board may at any time before the allotment of any Undesignated Share by further resolution in any way amend such rights and restrictions or vary or revoke its designation. A copy of any such resolution or amending resolution for the time being in force shall be annexed as an appendix to (but shall not form part of) these Bye-Laws; and

         (d) the Board shall not attach to any Undesignated Share any rights or restrictions which would alter or abrogate any of the special rights attached to any other class of series of shares for the time being in issue without such sanction as is required for any alteration or abrogation of such rights, unless expressly authorised to do so by the rights attaching to or by the terms of issue of such other class or series.

(3) Preference Shares

     Without limiting the foregoing and subject to the Act, the Company may issue preference shares (“Preference Shares”) without any prior Shareholder approval which:

        (a) are liable to be redeemed on the happening of a specified event or events or on a given date or dates and/or;

         (b) are liable to be redeemed at the option of the Company and/or, if authorised by the Memorandum of Association of the Company, at the option of the holder.

     The terms and manner of the redemption of any redeemable shares created pursuant to this Bye-Law 44(3) shall be as the Board may by resolution determine. The terms of any redeemable preference shares may provide for the whole or any part of the amount due on redemption to be paid or satisfied otherwise than in cash, to the extent permitted by the Act.

     In addition, subject to any special rights conferred on the holders of any share or class of shares, any Preference Shares may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Board may determine pursuant to Bye-Law 44(2).

     (4) The Board may, at its discretion and without the sanction of a resolution of the Shareholders, authorise the purchase or acquisition by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased or acquired may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase or acquisition is effected in accordance with the provisions of the Act. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Act. Any shares acquired may be held as treasury shares in accordance with and subject to the Act.

45. Modification of Rights

     (1) Subject to the Act, all or any of the special rights attached to any class of shares issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than three-quarters of the issued shares of that class or with the sanction of a resolution passed by the holders of not less than three-quarters of the issued shares of that class at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two (2) or more persons holding or representing by proxy at least three-quarters of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, such one Shareholder present in person or by proxy shall constitute the necessary quorum.

     (2) For the purposes of this Bye-Law, unless otherwise expressly provided by the rights attached to any shares or class of shares, those rights attaching to any class of shares for the time being shall not be deemed to be altered by:

         (a) the creation or issue of further shares ranking pari passu with them;

Exhibit 3.2

         (b) the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

         (c) the purchase or redemption by the Company of any of its own shares.

46. Shares

     (1) Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such Persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

     (2) Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

     (3) The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

     (4) Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share that it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

47. Registered Holder of Shares

     (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person.

     (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by check or draft sent through the post directed to the Shareholder at such Shareholder’s address as recorded in the Register of Shareholders or, in the case of joint holders, to such address of the holder first named in the Register of Shareholders, or (subject to applicable law) to such Person and to such address as such holder or joint holders may in writing direct. If two or more Persons are registered as joint holders of any shares, any one can give an effectual receipt for any dividend paid in respect of such shares.

48. Death of a Joint Holder

     Where two or more Persons are registered as joint holders of a share or shares then, in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

49. Share Certificates
     (1) Every Shareholder shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class or series of shares held by such Shareholder and whether the same are fully paid up and, if not, how much has been paid thereon. The Company may determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. Notwithstanding Bye-Law 76, the Company may determine that a share certificate need not be signed on behalf of the Company or that the seal of the Company need not be attested.

     (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom such shares have been allotted.

Exhibit 3.2

     (3) If any such certificate shall be proved to the satisfaction of the Company to have been worn out, lost, mislaid or destroyed, the Company may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

50. Calls on Shares

     (1) The Board may from time to time make such calls as it thinks fit upon the Shareholders in respect of any monies unpaid on the shares allotted to or held by such Shareholders and, if a call is not paid on or before the day appointed for payment thereof, the Shareholder may, at the discretion of the Board, be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     (2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

     (3) Any sum that, by the terms of allotment of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all of the purposes of these Bye-Laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all of the relevant provisions of these Bye-Laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

     (4) The Company may accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

51. Forfeiture of Shares

     (1) If any Shareholder fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Shareholder, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Shareholder a notice in the form (or as near thereto as circumstances admit) set forth in Schedule A hereto.

     (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

     (3) A Shareholder whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

     (4) The Board may accept the surrender of any shares that it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it has been forfeited.

INTERESTED SHAREHOLDERS

52. Limitations on Business Combinations.

     Notwithstanding anything contained herein to the contrary, the Company shall not engage in any Business Combination with any Interested Shareholder for a period of 3 years following the time that such Shareholder became an Interested Shareholder, unless: (a) prior to such time the Board approved either the Business Combination or the transaction which resulted in the Shareholder becoming an Interested Shareholder; (b) upon consummation of the transaction which resulted in the Shareholder becoming an Interested Shareholder, the Interested Shareholder Beneficially Owned at least 85% of the total voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the total voting stock outstanding (but not the outstanding voting stock Beneficially Owned by the Interested Shareholder) those shares Beneficially Owned (i) by persons who are Directors and also Officers and (ii) employee stock plans in which employee participants do

Exhibit 3.2

not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) at or subsequent to such time the Business Combination is approved by the Board and authorized at an annual general meeting or special general meeting of Shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not Beneficially Owned by the Interested Shareholder.

53. Certain Definitions

     (1) “Associate” has the meaning ascribed to such term in Rule 12b-2 of the Exchange Act.

     (2) As used in Bye-Laws 52-53, a Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

         (a) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

         (b) which such Person or any of such Person’s Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (x) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (y) is not also then reportable on Schedule 13D under the Exchange Act; or

         (c) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to clause (ii) of the preceding subsection (b)) or disposing of any securities of the Company.

         (d) Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

     (3) “Business combination” means any:

         (a) merger, amalgamation, scheme of arrangement or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (i) the Interested Shareholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder;

         (b) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Shareholder, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company;

         (c) transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any stock of the Company or of such subsidiary to the Interested Shareholder, except (i) Pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Shareholder became such, (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such

Exhibit 3.2

corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the Interested Shareholder became such; (iii) pursuant to an exchange offer by the Company to purchase stock made on the same terms to all holders of said stock; or (iv) any issuance or transfer of stock by the Company; provided however, that in no case under items (i)-(iv) of this subparagraph shall there be an increase in the Interested Shareholder’s proportionate share of the stock of any class or series of the Company or of the voting stock of the Company;

         (d) transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Company or of any such subsidiary which is Beneficially Owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Shareholder; or

         (e) receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a Shareholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) of this paragraph) provided by or through the Company or any direct or indirect majority-owned subsidiary.

     (4) “Interested Shareholder” means any Person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the Beneficial Owner of 15% or more of the outstanding voting stock of the Company, or (ii) is an Affiliate or Associate of the Company and was the Beneficial Owner of 15% or more of the outstanding voting stock of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Shareholder, and the Affiliates and Associates of such Person; provided, however, that the term “Interested Shareholder” shall not include (x) any Person who becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of Beneficial Ownership of sufficient shares so that the Shareholder ceases to be an Interested Shareholder and (ii) would not, at any time within the 3-year period immediately prior to a Business Combination between the Company and such Shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or (y) any Person whose Beneficial Ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such Person shall be an Interested Shareholder if thereafter such Person acquires additional shares of voting stock of the Company, except as a result of further corporate action not caused, directly or indirectly, by such Person; provided further that no savings, profit sharing, stock bonus or employee stock ownership plan or plans established or sponsored by the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary) and qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any comparable provisions of any non-U.S. law, which holds Common Shares on behalf of participating employees and their beneficiaries with the right to instruct the trustee how to vote such Common Shares with respect to all matters submitted to Shareholders shall not be deemed to be an “Interested Shareholder.”

REGISTER OF SHAREHOLDERS

54. Contents of Register of Shareholders

     The Board shall cause to be kept in one or more books a Register of Shareholders and shall enter therein the particulars required by the Act.

55. Inspection of Register of Shareholders

     The Register of Shareholders shall be open to inspection at the registered office of the Company on every Business Day, subject to such reasonable restrictions as the Company may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of Shareholders may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

56. Determination of Record Dates

     Notwithstanding any other provision of these Bye-Laws, the Board may fix any date as the record date for:

Exhibit 3.2

     (a) determining the Shareholders entitled to receive any dividend or distribution; and

     (b) determining the Shareholders entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES

57. Instrument of Transfer

     (1) Subject to paragraph (4) of Bye-Law 58, an instrument of transfer shall be in the form (or as near thereto as circumstances admit) set forth in Schedule B hereto or in such other common form as the Company may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Company may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Shareholders.

     (2) The Company may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Company may reasonably require to show the right of the transferor to make the transfer.

58. Restrictions on Transfer

     (1) Unless otherwise required by any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), the Company (i) may decline to approve or to register any transfer of any share if a written opinion from counsel acceptable to the Company shall not have been obtained to the effect that registration of such shares under the U.S. Securities Act of 1933, as amended, is not required and (ii) shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities if such approval is required or if not in compliance with applicable consent, authorization or permission of any governmental body or agency in Bermuda.

     (2) If the Company refuses to register a transfer of any share, the Secretary shall send, or procure that there shall be sent, within one month after the date on which the transfer was lodged with the Company, to the transferor and transferee notice of the refusal.

     (3) The registration of transfers may be suspended at such times and for such periods as the Company may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

     (4) Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

TRANSMISSION OF SHARES

59. Representative of Deceased Shareholder

     In the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Shareholder’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share that had been jointly held by such deceased Shareholder with other persons. Subject to the provisions of the Act, for the purpose of this Bye-Law 59, “legal personal representative” means the executor or administrator of a deceased Shareholder or such other Person as the Company may decide as being properly authorized to deal with the shares of a deceased Shareholder.

60. Registration on Death or Bankruptcy
     Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Company may deem sufficient or may elect to nominate another Person to be registered as a transferee of such share, and in such case such Person becoming entitled shall execute in favor of such nominee an instrument of transfer in the form (or as near thereto as circumstances admit)

Exhibit 3.2

set forth in Schedule C hereto. On the presentation thereof to the Company, accompanied by such evidence as the Company may require to prove the title of the transferor, the transferee shall be registered as a Shareholder, provided that the Company shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by such Shareholder before such Shareholder’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

61. Declaration of Dividends by the Board

     (1) The Board may, subject to these Bye-Laws and in accordance with the Act, declare a dividend to be paid to the Shareholders in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

     (2) The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

62. Other Distributions

     The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

63. Reserve Fund

     The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalizing dividends or for any other special purpose.

64. Deduction of Amounts Due to the Company

     The Board may deduct from the dividends or distributions payable to any Shareholder all monies due from such Shareholder to the Company on account of calls.

CAPITALIZATION

65. Issue of Bonus Shares: Capitalization of Profits

     (1) The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Shareholders.

     (2) The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law 65, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid. Where any difficulty arises in regard to any distribution under this Bye-Law 65, the Board may settle the same as it thinks expedient and, in particular, may authorise any Person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint

Exhibit 3.2

any person to sign on behalf of the Persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

ACCOUNTS AND FINANCIAL STATEMENTS

66. Records of Account

     The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

     (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

     (b) all sales and purchases of goods by the Company; and

     (c) the assets and liabilities of the Company.

     Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Company may determine and shall be available for inspection by the Directors during normal business hours.

67. Financial Year End

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December of each year.

68. Financial Statements

     Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Shareholders at the annual general meeting of Shareholders.

AUDIT

69. Appointment of Auditor

     The Company shall appoint Auditors to hold office for such period and otherwise as in accordance with the Act. Whenever a casual vacancy occurs in the office of the Auditors, the Audit Committee may appoint Auditors to hold office until the close of the next annual general meeting. No Auditor may be a Shareholder and no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

70. Remuneration of Auditor

     Unless fixed by the Company in a general meeting, the remuneration of the Auditor shall be as determined by the Audit Committee.

71. Report of the Auditor

     Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to provisions of the Act, the accounts of the Company shall be audited by the Auditor at least once in every year.

NOTICES

72. Notices to Shareholders of the Company

     A notice may be given by the Company to any Shareholder either by delivering it to such Shareholder in person or by sending it to such Shareholder’s address in the Register of Shareholders or to such other address given for the

Exhibit 3.2

purpose. For the purposes of this Bye-Law 72, a notice may be sent by mail, courier service, facsimile, email or other mode of representing words in a legible form.

73. Notices to Joint Shareholders

     Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more Persons, be given to whichever of such Persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all of the holders of such shares.

74. Service and Delivery of Notice

     Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission (which shall be deemed to be two calendar days from deposit in the case of mail) and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if mailed, and the time when it was mailed, delivered to the courier or transmitted by facsimile, email, or such other method, as the case may be.

SEAL OF THE COMPANY

75. The Seal

     The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals.

76. Manner in which Seal is to be Affixed

     Subject to Bye-Law 48, the seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-Laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative. Any such signature may be printed or affixed by mechanical means on any share certificate, debenture, share or other security certificate.

WINDING-UP

77. Winding-Up/Distribution by Liquidator

     If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Shareholders, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts as the liquidator shall think fit for the benefit of the Shareholders, provided that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF BYE-LAWS

78. Alteration of Bye-Laws

     No Bye-Law shall be rescinded, altered or amended and no new Bye-Law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Shareholders; provided that (i) the approval of such resolution of the Shareholders with respect to any such rescission, alteration or amendment of, or the adoption of any Bye-Law or provision inconsistent with, Bye-Laws 8, 10, 11, 12, 35, 44, 52 and 53, this Bye-Law 78 or any material defined term used in any such Bye-Laws shall require the affirmative vote of the holders of at least three-quarters of the total combined voting power of all issued and outstanding shares of the Company, and (ii) any such rescission, alteration or amendment of, or the adoption of any Bye-Law or provision inconsistent with, Bye-Law 25 or 26 or any material defined term used in such Bye-Laws shall not affect the waiver of any claim or right of action with respect to past acts or omissions.

Exhibit 3.2

Schedule A
(Bye-Law 51)
NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL
     You have failed to pay the call of [amount of call] made on the            day of      , 20 , in respect of the [number] share(s) ([numbers in figures]) standing in your name in the Register of Shareholders of the Company, on the day of      , 20 , the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of ___% per annum computed from the said day of      , 20         , on or before the day of
     , 20    at the place of business of the Company, the share(s) will be liable to be forfeited.

Dated this            day of      , 20

[Signature of Secretary]

By order of the Board

Exhibit 3.2

Schedule B
(Bye-Law 57)
TRANSFER OF A SHARE OR SHARES
     FOR VALUE RECEIVED
[amount]
[transferor]
     Hereby sell assign and transfer unto
[transferee]
     Of
[address]
[number of shares]
     shares of
[name of Company]

Dated:

(Transferor)
In the presence of:

(Witness)

(Transferor)
In the presence of:

(Witness)

Exhibit 3.2

Schedule C
(Bye-Law 60)
TRANSFER BY A PERSON
BECOMING ENTITLED ON DEATH/BANKRUPTCY OF A SHAREHOLDER
     I/We having become entitled in consequence of the [death/bankruptcy] of [name of the Shareholder] to [number] share(s) standing in the register of Shareholders of [Company] in the name of the said [name of Shareholder] instead of being registered myself/ourselves elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this     day of           , 20

Signed by the above-named
[Person or Persons entitled]
in the presence of:

Signed by the above-named
[transferee] in the presence of: